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                                                     Exhibit 23.1

                   KPMG Peat Marwick LLP
                   150 Fayetteville Street Mall
                   Suite 1200
                   Post Office Box 29543
                   Raleigh, NC 27828-0543




The Board of Directors
Strategic Diagnostics Inc.:

We consent to the use of our report incorporated herein by reference related to the consolidated balance sheets of BnSys Environmental Products, Inc. and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995.

Our report refers to the fact the EnSys Environmental Products, Inc. adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994.


                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------
                                        KPMG Peat Marwick LLP

Raleigh, North Carolina
February 4, 1997